UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

LECROY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26634	13-2507777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Chestnut Ridge Road Chestnut Ridge, New York		10977
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 425-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of LeCroy Corporation (the “Company”) was held on October 26, 2011 (the “Annual Meeting”). The Company’s stockholders voted on the following five proposals (described in detail in the Company’s definitive proxy statement) at the Annual Meeting and cast their votes as follows:

Proposal No. 1	The proposal to elect one (1) director for a term of three years. The individual listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, in each case constituting a majority of the total outstanding shares, and was elected at the Annual Meeting to serve a three-year term.

Name	For	Withheld	Broker Non-Vote
Norman R. Robertson	11,864,681	394,397	3,182,173

Proposal No. 2	The proposal to ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ended June 30, 2012 was approved as set forth below.

For	Against	Abstain	Broker Non-Vote(1)
15,170,536	260,932	9,783	0

(1)	Pursuant to the rules of the NASDAQ Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Proposal No. 3	The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as set forth below.

For	Against	Abstain	Broker Non-Vote
10,793,930	449,010	1,016,138	3,182,173

Proposal No. 4	The results of the non-binding advisory vote on the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers were as set forth below.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
10,318,370	25,795	895,624	1,019,289	3,182,173

Proposal No. 5	The results of the approval of the Company’s Executive Incentive Plan was approved as set forth below.

For	Against	Abstain	Broker Non-Vote
10,805,161	728,181	725,736	3,182,173

As of the close of business on September 1, 2011, the record date, the Company had 16,508,176 shares of Common Stock, at $0.01 par value. Proxies representing 15,441,251 shares or approximately 93.5% of the eligible voting shares were tabulated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECROY CORPORATION,
a Delaware corporation

Date: October 28, 2011	By:	/s/ Sean B. O’Connor
Sean B. O’Connor
Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

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